EXHIBIT 10.15
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Option Agreement	December 2007

between

Bark Corporation A/S

and

Bark Holding Ltd.

regarding shares in anaconda.tv GmbH

Holst, Law Firm | Hans Broges Gade 2 | DK-8100 Århus C | T, +45 8934 0000 | F, +45 8934 0001 | holst-law.com

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On 12 December 2007

Bark Corporation A/S
CVR no. 29935106
Østergade 17-19, 3rd floor
1100 Copenhagen K
Denmark
(hereinafter referred to as "BA" or the "Buyer")

and

Bark Holding Ltd.
BVI company number 1009440
Akara Bldg., 24 De Castro Street
Wickhams Cay I, Road Town
Tortola
British Virgin Islands
(hereinafter referred to as the "Seller")

(hereinafter jointly referred to as "the Parties" and severally as a "Party")

have entered into the following call option agreement (hereinafter referred to as the "Agreement") concerning BA's right to acquire 19% of the shareholding in anaconda.tv GmbH, HRB 136457, company registration no. USt. ID-nr.: DE 813710151, Mehlbeerenstr. 2 – 4, 82024 Taufkirchen, Germany (hereinafter referred to as the "Company").

1.	Background

1.1

The Company was incorporated by Matthias Lange. Pursuant to resolution registered with the Notary Public of Munich dated 17 January 2006, the com- pany Bark Holding Ltd. (formerly known as TVI (BVI)) acquired 51% of the Company. Consequently, the shareholding was divided into two blocks of shares (49% to Matthias Lange and 51% to Bark Holding Ltd.).

1.2

A cooperation agreement (hereinafter referred to as the "Cooperation Agree- ment") between Bark Holding Ltd., BA and the Company and its founder (Mat- thias Lange) has been concluded to the effect that Bark Holding Ltd. may choose to give BA an option to buy the shares in the Company owned by Bark Holding Ltd.

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2.	Call Option

2.1

Under this Agreement, the Seller grants to the Buyer an irrevocable and un- conditional right, but not an obligation, to acquire (hereinafter referred to as "Call Option")19/51 of the Seller's share interests in the Company (hereinafter referred to as "the Bark Shares") consisting of:

a nominal amount of 4.750 shares.

2.2	In the event that BA exercises its Call Option, a Share Transfer Agreement shall be entered into between the Parties.

2.3

The Call Option to the Bark Shares is granted on the terms and conditions set out in the Agreement. Upon execution of the Agreement, the Call Option shall be recorded in the register of shareholders of the Company with respect to the Bark Shares and documentary evidence for such registration shall be presented to BA. Further the Call Option has been duly executed before an authorised notary in Munich.

2.4	BA is entitled to exercise the Call Option on any date between the date of exe- cution of the agreement and 30 March 2008 (hereinafter referred to as the "Exercise Period").

2.5

In the event that BA wishes to exercise its Call Option, BA shall forward a writ- ten notice (hereinafter referred to as the "Exercise Notice") to the Seller during the Exercise Period. The Call Option shall be deemed to have been exercised as at 30 March 2008 provided that the Exercise Notice to the Seller according to Clause 5.4 below is received by the Seller no later than the aforesaid date.

2.6	In the event of BA's exercise of the Call Option on or before the date of expiry of the Exercise Period, the Seller shall receive a cash consideration of DKK 1,800,000.

2.7	Should BA omit to exercise its Call Option within the Exercise Period, the Call Option contained in the Agreement shall be deemed null and void.

2.8

Any transfer of Bark Shares shall be subject to the restrictions and conditions agreed between the shareholders in the Company in a Shareholders' Agree- ment. The Seller covenants with the Buyer that it will not take any step or ac- tion to change the equity structure in the Company prior to expiry of the Exer- cise Period.

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3.	Dividends

3.1

The Parties agree that dividends or any other form of distribution of profits made within the Exercise Period shall be accounted for in calculating the con- sideration pursuant to Clause 2.6 above, to the effect that dividends distrib- uted shall reduce the consideration by 19%.

4.	Default

4.1

If either Party (or any member of its Group) becomes in breach of any of the provisions of the Agreement (the "Defaulting Party"), the other Party may serve notice upon the Defaulting Party specifying such breach and requiring the Defaulting Party to immediately bring an end to such breach and to make good within two (2) weeks the consequences of such breach if possible. This shall not affect the other Party’s right to raise a subsequent claim for damages or other compensation under applicable law for the breach in question or, where appropriate, to seek an immediate remedy by way of an injunction, spe- cific performance or similar court order to enforce the obligations of the De- faulting Party.

5.	Miscellaneous

5.1	Waivers and amendments

5.1.1	This Agreement shall be amended, superseded, cancelled, renewed or ex- tended, and the terms hereof shall be waived, only by written instrument signed by the Parties.

5.2	Assignment

5.2.1	Neither Party shall assign this Agreement without the prior written consent of the other Party.

5.3	Confidentiality

5.3.1

The Parties agree to keep secret and confidential from all third parties the contents of this Agreement, unless a Party is compelled by law to disclose such information and - in such case - the Parties shall use all reasonable efforts to limit the information thus disclosed and to persuade the recipient of such in- formation to undertake a duty of confidentiality similar to that stated herein.

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5.4	Notices

5.4.1

Any notice or other communication required or permitted hereunder shall be in writing in the English language and shall be delivered personally, sent by fac- simile transmission or sent by certified or registered or any other means of mail that requires a signed receipt as follows:

5.4.2	For the Seller:

Bark Holding Ltd.
BVI company number 1009440 Akara Bldg., 24 De Castro Street Wickhams Cay I, Road Town Tortola British Virgin Islands Attn: René Lauritsen, director with a copy to Jesper Svane, director

5.4.3	For the Buyer:

Bark Corporation A/S Østergade 17-19 1100 Copenhagen K Denmark Attn: Bent Helvang, chairman with a copy to:

Holst, Law Firm Hans Broges Gade 2 8100 Århus C Denmark Attn.: Jørgen Lillelund Olsen Fax no: +45 8934 0001 or to such other addresses communicated in the same form by the relevant Party to the other Party from time to time.

5.5	Governing law and settlement of disputes

5.5.1	This Agreement shall be governed by and construed in accordance with the laws of Denmark.

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5.5.2

Except as otherwise expressly stated elsewhere in this Agreement, all disputes arising out of or in connection with this Agreement, including any question re- garding its existence, validity or termination, shall be referred to and finally re- solved by arbitration in accordance with the rules of the Danish Institute of Ar- bitration without recourse to the ordinary courts of law. The exclusion of re- course to the ordinary courts of law also comprises the right to third party no- tice between the Parties to this Agreement in connection with a dispute arising out of this Agreement between any Party of this Agreement and a third party.

5.5.3	The place of arbitration shall be Copenhagen, and the language of the arbitra- tion proceedings shall be English.

5.5.4

The arbitral tribunal shall consist of three (3) arbitrators who need to have the qualification to become a judge in Denmark or a lawyer registered with the bar in Denmark and need to be in good command of the English language. The right to obtain injunctive relief before state courts shall not be excluded hereby.

5.6	This Agreement shall not prevent either Party from relying on interim remedies such as the levying of attachment etc.

5.7	Counterparts

5.7.1

This Agreement may be executed by the Parties hereto in any number of sepa- rate counterparts, each of which when so executed and delivered, shall be an original, but together such counterparts shall constitute one and the same in- strument.

6.	Signatures

Copenhagen, 12 December 2007

On behalf of	On behalf of
Bark Holding Ltd.:	Bark Corporation A/S:

/s/ René Lauritsen	/s/ Bent Helvang
René Lauritsen, director	Bent Helvang, chairman

/s/ Klaus Aamann
Klaus Aamann, member of the board

/s/ Jesper Svane
Jesper Svane, member of the board

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